EXHIBIT 10.5

                              CONSULTING AGREEMENT

This Agreement is made effective as of this 23rd day of October, 2003, by and between INNOVATIVE TECHNOLOGIES, INC., a Kentucky corporation, operating under Federal Tax Identification Number 61-1070590, (hereinafter "Consultant") and EQUITY TECHNOLOGIES & RESOURCES, INC., a Delaware Corporation (hereinafter "Company").

WHEREAS, in this Agreement, the party who is contracting to receive services shall be referred to as the COMPANY, and the party who will be providing the services shall be referred to as the CONSULTANT; and,

WHEREAS, the CONSULTANT through its Principal/s, has training and/or experience in commercial banking; public and private business acquisitions/sales/mergers /restructuring involving negotiation - brokerage - evaluation; public/private development agreements; networking - corporate or political; public and media relations; governmental relations; and is willing to provide services to the COMPANY based on said training and experience; and,

WHEREAS, the COMPANY has enjoyed a satisfactory relationship with Consultant in the past, desires to have specific services provided by the Consultant, and,

NOW, THEREFORE, in consideration of the terms and conditions hereof and other good and valuable consideration, the aforementioned parties do hereby agree as follows:

1. DESCRIPTION OF SERVICES: Beginning on the 24th day of October, 2003 agrees to provide and will continue until such time as this agreement is terminated, ended, or prolonged by mutual agreement, the CONSULTANT has and will provide the following services (collectively, the "services"): The CONSULTANT will offer its expertise and experience in assisting the COMPANY in areas including, but not limited to those services provided hereinabove and including assisting the COMPANY in restructuring/merger effort/s with the goal of the COMPANY becoming a vibrant, profitable business, actively traded in the public market place resulting in a strong shareholder base.

2. PERFORMANCE OF SERVICES: The manner in which the Services are to be performed shall be determined by the CONSULTANT and the COMPANY will rely on the CONSULTANT to do whatever may be reasonably necessary to fulfill its obligations under this agreement. The CONSULTANT agrees to make the best effort possible to fulfill the requests of the Company.

3. PAYMENT: The COMPANY will pay a fee to the CONSULTANT for its Services of $25,000 Cash or in lieu of cash, predicated on the current trading price of

     $.025 per share, 1,000,000 Shares of Common Stock issued under SEC Rule S-8, upon execution of this agreement. If the services provided results in the restructuring of the common stock of COMPANY with a Reverse Split, COMPANY will cause 100,000 post reverse split shares to be issued to CONSULTANT and if CONSULTANT is successful in introducing a satisfactory merger candidate and a merger is consummated, COMPANY will cause an additional 100,000 post reverse split shares to be issued to CONSULTANT. All of these post reverse split shares shall be issued under SEC Rule S-8.

4. EXPENSE REIMBURSEMENT. The CONSULTANT shall not be entitled to reimbursement from the COMPANY for any expenses incurred in the performance of its duties under this agreement unless pre-approved in writing by COMPANY.

5. RELATIONSHIP OF PARTIES. The parties understand that the CONSULTANT is an independent contractor with respect to the COMPANY and not an employee. The COMPANY will not provide fringe benefits of any kind or nature, including health insurance, paid vacation, or any other employee benefit for the CONSULTANT.

6. EMPLOYEES. The provisions of this Agreement shall also bind any employees or associates of the CONSULTANT, or other consultants who perform services for the CONSULTANT or the COMPANY under the terms of this Agreement.

7. ASSIGNABILITY. The parties agree that the CONSULTANT ma not assign its role or compensation in this Agreement to any third party, unless first approved in writing by the COMPANY, which consent shall not be unreasonably withheld.

8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person, by Registered Mail, or properly acknowledged, by Federal Express, addressed as follows:

         IF for COMPANY:

                                    Equity Technologies & Resources, Inc.
                                    James K. Millard, President & CEO
                                    325 W. Main Street, Suite 240
                                    Lexington, KY 40507
                                    Telephone: 859-268-4446
                                    Facsimile:  859-266-4243

         IF for CONSULTANT:

                                    Innovative Technologies, Inc.
                                    Frank Barker, Chairman & CEO
                                    PO Box 22022
                                    Lexington, KY 40522
                                    Telephone: 859-266-9772
                                    Facsimile:  859-266-9773

9.   EXECUTION. This agreement may be signed by fax and in counterparts.

10. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

11. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

12. WAIVER OF CONTRACTUAL RIGHT. The failure of either part to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

13. APPLICABLE LAW. This Agreement shall be governed by and be interpreted under the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws, with all parties agreeing that any legal action arising from a breach of the agreement shall be brought in the Courts of Kentucky, which shall have the exclusive venue and jurisdiction over the subject matter and the parties to this Agreement.

14. ENTIRE AGREEMENT/CONTRACTUAL CAPACITY. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. The parties stipulate that the signatories to this agreement have full authorization and contractual capacity on behalf of their respective organizations.


INNOVATIVE TECHNOLOGIES, INC.

By: /s/ Frank Barker
-----------------------------------
      Name:  Frank Barker,
      Title:    Chairman & CEO


Equity Technologies & Resources, Inc.


By: /s/ James K. Millard
-----------------------------------
       Name: James K. Millard,
       Title:   President & CEO